EXHIBIT A

FIRST TRUST EXCHANGE-TRADED FUND II

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FUNDS                                                                               DATE
First Trust Dow Jones STOXX(R) European Select Dividend Index Fund            January 31, 2014
First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund                    January 31, 2014
First Trust Dow Jones Global Select Dividend Index Fund                       January 31, 2014
First Trust ISE Global Wind Energy Index Fund                                 January 31, 2014
First Trust ISE Global Engineering and Construction Index Fund                January 31, 2014
First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund      January 31, 2014
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